UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 10, 2005

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(Date of earliest event reported)

SMART-TEK SOLUTIONS INC.

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(Exact name of registrant as specified in its charter)

Nevada                             000-29895                98-0206542

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(State or other jurisdiction of      Commission            (I.R.S. Employer

incorporation or organization)       File Number          Identification No.)

433 Town Center Suite 316

Corte Madera, CA 94925

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(Address of principal offices, including Zip Code)

(415) 738-8887

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(Registrant's telephone number, including area code)

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors;

Appointment of Principal Officers.

Effective November 10, 2005, Mr. Joseph C. Sienkiewicz resigned as Chief Financial Officer, Secretary, Treasurer and as a member of the Board of Smart-tek Solutions Inc., a Nevada corporation. ("Smart-tek").

The remaining members of the Board of Directors of Smart-tek, appointed Mr. Denis Gallant as Chief Financial Officer and Secretary, effective November 11, 2005.

Business Experience

The following is a brief account of the education and business experience of Mr. Gallant during the past five years, and any other directorships held in reporting companies.

Denis Gallant

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Denis Gallant served as Smart-tek’s Audit Committee Chairman and Director since February 2005.  Mr. Gallant comes with over 10 years of experience in the finance and accounting field.  Denis has gained many years of valuable experience holding various senior positions in finance within companies reporting to the Securities and Exchange Commission of the United States.   Mr. Gallant speaks two languages and holds a Bachelor of Business Administration degree with a Major in Accounting.

Section 8-Other events

Item 8.01. Other events

On November 11, 2005, the Registrant issued a Press Release announcing the appointment of Mr. Gallant as it new Chief Financial Officer and Secretary effective November 11, 2005 and the resignation of Mr. Sienkiewicz effective November 10, 2005.

The foregoing description is qualified in its entirety by reference to the Registrant’s Press Release dated November 11, 2005, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits

(a)   Financial Statements of business acquired.        Not applicable

(b)   Pro forma financial information.                        Not applicable

(c)   Exhibits

Exhibit 99.1     Press Release of Registrant dated November 11, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SMART-TEK SOLUTIONS INC.

By: /s/ Denis Gallant

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    Denis Gallant, Secretary

Date:  November 14, 2005